EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm), with respect to the financial statements of Crown Media, Inc. and its subsidiaries, included in or made part of this registration statement.


                                                      /s/  ARTHUR ANDERSEN LLP


Denver, Colorado
January 27, 2000